UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2026

MESA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-11740 (Commission File Number)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, Colorado (Address of principal executive offices)	80228 (Zip Code)

Registrant’s telephone number, including area code: 303-987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, no par value	MLAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2026, Mesa Laboratories, Inc. (“Mesa” or the “Company”) announced the departure of Gary Owens as President and Chief Executive Officer of the Company, effective on or about April 13, 2026. On March 20, 2026, Mr. Owens and the Company entered into a Retention and Transition Agreement (the “Transition Agreement”) pursuant to which he will remain with the Company in a non-executive capacity until June 22, 2026 (the “Separation Date”) to facilitate the transition of his role to his successor. Under the Transition Agreement, upon termination on the Separation Date, Mr. Owens will be entitled to receive the severance pay and benefits associated with a “without cause” termination based on his termination on the Separation Date and to retain a pro-rated portion of his June 15, 2025 performance stock unit award, which will vest at the lower of target or actual performance at the end of the performance period. As a condition to receiving the severance pay and benefits, Mr. Owens will be required to execute a release of claims in favor of the Company.

In connection with the execution of the Transition Agreement, Mr. Owens also resigned as a member of the Company’s board of directors (the “Board”), effective as of March 20, 2026. Mr. Owens' resignation from the Board is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Transition Agreement, dated as of March 20, 2026, by and among Mesa Laboratories, Inc. and Gary Owens.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 23, 2026		Mesa Laboratories, Inc.
(Registrant)

	BY:	/s/ John Sakys
John Sakys
Chief Financial Officer